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E:\EDGARDOCS\WordDocs\Custodian  Agreement.doc



                           Master Custodian Agreement

This Agreement between each entity set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (each such entity and each entity made subject to this Agreement in accordance with Section 18, referred to herein individually as the Fund and collectively as the Funds), and State Street Bank and Trust Company, a Massachusetts trust company (the Custodian).

                                   Witnesseth:

Whereas, each of the Funds except Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. has previously entered into a Custodian Contract with the Custodian;

Whereas, the Custodian and each of the Funds except Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. desire to replace such existing Custodian Contracts with this Master Custodian Agreement;

Whereas, the Custodian and each of the Funds desire that fee schedules under the existing Custodian Contracts (including the provision that the Funds are entitled to pay fees to the Custodian by analysis on collected funds) remain the same and also apply to Calvert Social Index Series, Inc. and Calvert Impact Series, Inc., subject to the provisions of Section 13 of this Master Custodian Agreement;

Whereas, the Custodian and Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. desire to enter into this Master Custodian Agreement;

Whereas, the Funds are registered under the Investment Company Act of 1940 and each Fund appointed the Bank to act as its Custodian;

Whereas, the Funds may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

Whereas, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 24, be referred to herein as the Portfolio(s)).

Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


Section  1.     Employment  of  Custodian  and  Property  to  be  Held  by  It

Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States (domestic securities) and securities it desires to be held outside the United States (foreign securities). Each Fund on behalf of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of each Fund representing interests in its Portfolios (Shares ) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian, including without limitation any property released, delivered or otherwise removed from such Portfolio's account with the Custodian pursuant to "Proper Instructions" (as such term is defined in Section 6 hereof).

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by board of directors or the board of trustees of the applicable Fund (as appropriate and in each case, the Board). The Custodian may employ as sub-custodian for each Funds foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

All duties undertaken by the Custodian will be performed in a timely manner. What constitutes timeliness in connection with a particular action will be determined by the standards of the industry as they apply to the specific type of transaction in question and taking into account relevant facts and circumstances.


Section 2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

     Section 2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) Portfolio property released and delivered pursuant to Section 2.2(15) or purchased pursuant to Section 2.7(7), or (b) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

     Section 2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper
Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with street delivery custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodians own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodians account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     (15) Upon the sale of Portfolio property, and prior to or without receipt of payment therefor, but only as set forth in Proper Instructions (such delivery in advance of payment shall be referred to herein as a "Free Trade") and

     (16) For any other proper purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, and naming the person or persons to whom delivery of such securities shall be made.

In all cases, payments to the Portfolio will be made in cash, by a certified check or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom, or such other form of payment as may be mutually agreed on by the parties, in all such cases collected funds to be promptly credited to the Fund.
     Section 2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of a Portfolio or in the name of any nominee of a Fund on behalf of a Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to a Portfolio, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Agreement shall be in street name or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in street name, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     Section 2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     Section 2.5 Sale of Shares and Availability of Federal Funds. Upon mutual agreement between any Fund on behalf of each applicable Portfolio and the Custodian, the Custodian will, upon the receipt of Proper Instructions from such Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for shares of such Portfolio which are deposited into the Portfolio's account.

     Section 2.6 Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15) or purchased pursuant to Section 2.7(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolios custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     Section  2.7     Payment  of  Fund  Monies.  Upon  receipt  of  Proper
Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodians account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper
Instructions  from  the  Fund  as  defined  herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)     For  the  redemption  or repurchase of Shares issued as set forth in
Section  5  hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short; and

     7) Upon the purchase of investments, and prior to or without receipt thereof, but only as set forth in Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with
Section 2.2(15), as applicable, shall also be referred to herein as a "Free Trade"); and

     8) For any other proper purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, and naming the person or persons to whom such payment is to be made.

     Section 2.8 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     Section 2.9 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and
(ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each days transactions in the U.S. Securities System for the account of the Portfolio;

4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities Systems accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio, including reasonable attorneys fees, resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     Section 2.10 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the applicable Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other purposes, upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

     Section 2.11 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     Section 2.12 Proxies. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15), or purchased pursuant to
Section 2.7(7), the Custodian shall, with respect to the domestic securities held hereunder, promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.13 Communications Relating to Portfolio Securities. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.7(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


Section  3.     Rules  17f-5  and  17f-7

     Section 3.1 Definitions. Capitalized terms in this Section 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such countrys political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

     Section  3.2.     The  Custodian  as  Foreign  Custody  Manager.

          3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section  3.2.5  hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper
Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.



          3.2.3     Scope  of  Delegated  Responsibilities:

     (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change. Upon reasonable request by the Board the Foreign Custody Manager shall provide to the Board a comfort letter similar to that set forth on Exhibit 1 attached hereto.

          3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Boards delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     Section  3.3     Eligible  Securities  Depositories.

     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


Section 4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

     Section 4.1 Definitions. Capitalized terms in this Section 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     Section  4.4.     Transactions  in  Foreign  Custody  Account.

          4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodians own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)     in  connection  with  the  lending  of  foreign  securities;  and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the applicable Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii) in connection with the borrowing or lending of foreign securities; and

     (viii)     for  any  other  purpose,  but  only  upon  receipt  of  Proper
Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule, and such other information received by the Custodian as may be agreed upon by the parties hereto from time to time. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     Section 4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     Section 4.7 Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     Section 4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     Section 4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodians performance of such obligations. At the Funds election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11. Liability of Custodian. Except as may arise from the Custodians own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


Section  5.     Payments  for  Sales  or  Repurchases  or  Redemptions of Shares

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian.


Section  6.     Proper  Instructions

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as a Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.


Section  7.     Actions  Permitted  without  Express  Authority

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


Section  8.     Evidence  of  Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of a Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


Section 9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the applicable Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the applicable Portfolio and/or making the calculations described herein with respect to Portfolio property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Funds counterparty(ies), or the agents of either of them.


Section  10.     Records,  Inventory

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the applicable Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the applicable Funds request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. The Fund acknowledges that, in creating and maintaining the records as set forth herein, with respect to Fund property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the applicable Fund, the Funds counterparty(ies), or the agents of either of them. The Custodian will conduct a periodic inventory of all securities and other property subject to this Agreement and provide to the Fund a periodic reconciliation of the vaulted position of each Portfolio to the appraised position of the Portfolio. The Custodian will promptly report to the Fund the results of the reconciliation, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.


Section  11.     Opinion  of  Funds  Independent  Accountant

The Custodian shall take all reasonable action, as the applicable Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from such Funds independent accountants with respect to its activities hereunder in connection with the preparation of a Funds Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.




Section  12.     Reports  to  Fund  by  Independent  Public  Accountants

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as "Securities Systems"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


Section  13.     Compensation  of  Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.


Section  14.     Responsibility  of  Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodians own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or any Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodians sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodians sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

Each Fund agrees to indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, attorneys fees, payments and liabilities which may be asserted against the Custodian acting in accordance with any applicable Proper Instruction with respect to Free Trades including, but not limited to, loss, damage, cost, expense, liability, tax, charge, assessment or claim resulting from (a) the failure of the Fund to receive income with respect to purchased investments, (b) the failure of the Fund to recover amounts invested on maturity of purchased investments, (c) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (d) the Custodians reliance on information provided by the Fund, the Funds counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof.

In no event shall the Custodian be liable for indirect, special or consequential damages.


Section  15.     Effective  Period,  Termination  and  Amendment

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of all parties hereto and may be terminated with respect to any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that each Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Funds Declaration of Trust or Articles of Incorporation, as appropriate, and further provided, that each Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Funds or Portfolios.

Upon termination of the Agreement with respect to any Portfolio, such Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.


Section  16.     Successor  Custodian

If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination with respect to the applicable Fund, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Fund owing to failure of such Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.


Section  17.     Interpretive  and  Additional  Provisions

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Funds Declaration of Trust or Articles of Incorporation, as appropriate. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.


Section  18.     Bond

The Custodian will, at all times, maintain a bond issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued. The bond will be issued against larceny and embezzlement, and will cover each officer and employee of the Custodian who may, singly or jointly with others, have access to securities or funds of the Fund, directly or through authority to receive and carry out any certificate instruction, order request, note or other instrument required or permitted by this Agreement. The Custodian agrees that it will not cancel terminate or modify the bond so as to affect adversely the Fund, except after written notice to the Fund not less than 10 days prior to the effective date of such cancellation, termination or modification. At the request of the Fund, the Custodian will furnish to the Fund a copy of each such bond and each amendment thereto.


Section  19.     Confidentiality

The Custodian agrees to treat all records and other information relative to each Fund and their prior, present or future shareholders as confidential, and the Custodian, on behalf of itself and its employees, agrees to keep confidential all such information except when requested to divulge such information by duly constituted authorities, or when so requested by a Fund with respect to any Portfolio. If requested to divulge confidential information with respect to a Portfolio to anyone other than persons normally authorized by the applicable Fund to receive information, such as the Fund's auditors or attorneys, the Custodian will not release the information until it notifies the Fund in writing and receives approval in writing from the Fund, unless required by law to do otherwise. Approval by the Fund will not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply.


Section  20.     Exemption  from  Liens

Except as provided in Section 14 of this Agreement, the securities and other assets held by the Custodian for a Portfolio will be subject to no lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian, but nothing herein will be deemed to deprive the Custodian of its right to invoke any and all remedies available at law or equity to collect amounts due it under this Agreement. Neither the Custodian nor any subcustodian appointed pursuant to Section 1of this Agreement will have any power or authority to assign, hypothecate, pledge or otherwise dispose of any securities held by it for the Portfolio, except upon the direction of the applicable Fund, duly given as herein provided, and only for the account of the Portfolio.


Section  21.     Trustees/Directors

Neither the Trustees nor the Directors of the applicable Fund will be personally liable under this Agreement.


Section  22.     Massachusetts  Business  Trust

With respect to any Fund, which is a party to this Agreement and which is organized as a business trust under the laws of the Commonwealth of Massachusetts, the term Fund means and refers to the trustees serving under the applicable incorporation document. It is expressly agreed that the obligations of any such Fund under this Agreement will not be binding on any of the trustees, directors, Portfolio shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the property of such Fund's Portfolios.


Section  23.     Additional  Portfolios

In the event that any Fund establishes one or more series of Shares in addition to the Portfolios listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof and the Custodian wishes to provide such services, the parties will execute a revised Exhibit A. Upon execution thereof, such series of Shares shall become a Portfolio hereunder.


Section  24.     Additional  Funds

In the event that any entity in addition to those Funds listed on Appendix A attached hereto desires to have the Custodian render services as custodian under the terms hereof and the Custodian wishes to provide such services, the parties will execute a revised Exhibit A. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 25 below.


Section  25.     The  Parties

All references herein to the Fund are to each of the funds listed on Appendix A hereto individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series fund or trust, all references to the Portfolio are to the individual series or portfolio of such fund or trust, or to such fund or trust on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to the parties shall mean the Custodian and such other individual Fund as to which the matter pertains. Each Fund hereby represents and warrants that (i) it has the requisite power and authority under applicable laws and its Governing Documents to enter into and perform this Agreement, (ii) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement, and (iii) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.


Section  26.     Successors  of  Parties

This Contract will be binding on and will inure to the benefit of each Fund and the Custodian and their respective successors.


Section  27.     Massachusetts  Law  to  Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


Section  28.     Prior  Agreements

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Funds assets.

Section  29.     Reproduction  of  Documents

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


Section  30.     Data  Access  Services  Addendum

The Custodian and each Fund agree to be bound by the terms of the Data Access Services Addendum attached hereto.


Section  31.     Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To  any  Fund:               Calvert  Group  Funds
                    4550  Montgomery  Avenue,
                    Suite  1000N
                    Bethesda,  Maryland  20814
                    Attention:  Ron  Wolfsheimer,  CFO
                    Telephone:  (301)  951-4800
                    Facsimile:  (301)  654-2588

To  the  Custodian:          State  Street  Bank  and  Trust  Company
                    225  Franklin  Street
                    Boston,  Massachusetts  02110
                    Attention:  Calvert  Funds  Manager
                    Telephone:  617-
                    Telecopy:  617-

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.
Section  32.     Representations  and  Warranties

Each Fund represents and warrants to the Custodian that the applicable Fund shall not, without the prior written consent of the Custodian, permit the assets of the applicable Fund to be deemed assets of an employee benefit plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Fund acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until the applicable Fund has (a) entered into an amendment to this Contract and (b) executed and delivered to the Custodian an Indemnity Agreement, each in form and substance satisfactory to the Custodian. If for any reason the applicable Fund breaches or otherwise fails to comply with the provisions of this Section 32, this Contract may be, with respect to the applicable Fund, terminated immediately and without prior notice by the Custodian.


Section  33.     Shareholder  Communications  Election

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES  [X]     The Custodian is authorized to release the Funds name, address, and share  positions.

NO  [  ]     The Custodian is not authorized to release the Funds name, address, and  share  positions.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of December 1, 2000.

Calvert  Group  Funds                    Signature  Attested  to  By:




By:          _________________________          By:     ____________________

Name:     _________________________          Name:     ____________________

Title:          _________________________          Title:
____________________




State  Street  Bank  and  Trust  Company          Signature  Attested  to  By:




By:          ________________________          By:     _____________________

Name:  Ronald  E.  Logue               Name:     Raelene  S.  LaPlante

Title:     Vice  Chairman  &                    Title:     VP  &  Assoc. Counsel
          Chief  Operating  Officer

E:\EDGARDOCS\WordDocs\Custodian  Agreement.doc



                                   Appendix A
                    Amended and Restated Custodian Agreement


Calvert  Social  Investment  Fund
Money  Market  Portfolio
Balanced  Portfolio  (formerly,  Managed  Growth  Portfolio)
Bond  Portfolio
Equity  Portfolio
Managed Index Portfolio (renamed Enhanced Equity Portfolio effective 12/29/00) Technology Portfolio

The  Calvert  Fund
Calvert  Income  Fund
Calvert  New  Vision  Small  Cap  Fund

First  Variable  Rate  Fund  for  Government  Income
Calvert  First  Government  Money  Market  Fund

Calvert  Cash  Reserves
Institutional  Prime  Fund

Calvert  New  World  Fund,  Inc.
Calvert  New  Africa  Fund

Calvert  Municipal  Fund,  Inc.
Calvert  National  Municipal  Intermediate  Fund
Calvert  California  Municipal  Intermediate  Fund

Calvert  Tax-Free  Reserves
     Money  Market  Portfolio
Limited  Term  Portfolio
Long  Term  Portfolio
California  Money  Market  Portfolio
Vermont  Municipal

Calvert  World  Values  Fund,  Inc.
International  Equity  Fund
Calvert  Capital  Accumulation  Fund

Calvert  Social  Index  Series,  Inc.
Calvert  Social  Index  Fund

Calvert  Impact  Fund,  Inc.
Calvert  Large  Cap  Growth  Fund

Calvert  Variable  Series,  Inc.
Social  Money  Market  Portfolio
Social  Small  Cap  Growth  Portfolio
Social  Mid  Cap  Growth  Portfolio
Social  International  Equity  Portfolio
Social  Balanced  Portfolio
Ameritas  Income  and  Growth  Portfolio
Ameritas  Growth  Portfolio
Ameritas  Small  Capitalization  Portfolio
Ameritas  MidCap  Growth  Portfolio
Ameritas  Emerging  Growth  Portfolio
Ameritas  Research  Portfolio
Ameritas  Growth  With  Income  Portfolio
Ameritas  Index  500  Portfolio
Ameritas  Money  Market  Portfolio
Ameritas  Select  Portfolio
Ameritas  Microcap  Portfolio



For  The  Above  Fund  Parties               State Street Bank and Trust Company


By:          ____________________               By:     ____________________

Name:     ____________________               Name:     Ronald  E.  Logue

Title:          ____________________               Title:     Vice  Chairman  &
                              Chief  Operating  Officer


Date:     December  1,  2000

                                    EXHIBIT 1

                              Sample Comfort Letter






[date]


To  the  Board  of  Directors  of  the  Calvert  Group  Funds:


State Street is pleased to provide you with confirmation of the following information in relation to its role as the Foreign Custody Manager of your fund's assets overseas.

In the exercise of the duties delegated to it as Foreign Custody Manager, State Street has exercised the care, prudence and diligence required by the terms of Investment Company Act Rule 17f-5. State Street believes that all subcustodians within its network qualify as "eligible foreign custodians" within the meaning of Rule 17f-5 as amended, and it closely monitors its Global Custody Network through regular on-site visits and ongoing internal review. Documentation detailing the steps State Street undertakes in the management of your fund's foreign custody arrangements and the exercise of the duties delegated to it, is provided in State Street's annual Compliance Materials.

State Street is committed to ensuring that your fund's assets are at all times subject to at least the level of care and protection generally available in the relevant market, and its subcustodian agreements contain provisions that meet or exceed the standards required by Rule 17f-5. State Street also requires all its subcustodians to adhere to its stringent operating requirements. A complete list of all the subcustodians which presently make up our Global Custody Network is attached as Schedule A. A list of depositories which are presently in operation in the markets included in our Global Custody Network is attached as Schedule B.

Finally, we are not aware of any material changes in your fund's foreign custody arrangements except for those material changes of which we have previously provided you and your fund with written notice.


Sincerely,



Ann  Marie  Scanlan
Compliance  Manager

     STATE  STREET                    SCHEDULE  A
     GLOBAL  CUSTODY  NETWORK
     SUBCUSTODIANS



Country     Subcustodian


                                        i

01/31/01




Argentina     Citibank,  N.A.


Australia     Westpac  Banking  Corporation


Austria     Erste  Bank  der  sterreichischen
     Sparkassen  AG


Bahrain     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)


Bangladesh     Standard  Chartered  Bank


Belgium     Fortis  Bank  nv-sa


Bermuda     The  Bank  of  Bermuda  Limited


Bolivia     Citibank,  N.  A.


Botswana     Barclays  Bank  of  Botswana  Limited


Brazil     Citibank,  N.A.


Bulgaria     ING  Bank  N.V.


Canada     State  Street  Trust  Company  Canada


Chile     Citibank,  N.A.


People's  Republic     The  Hongkong  and  Shanghai
of  China     Banking  Corporation  Limited,
     Shanghai  and  Shenzhen  branches
Colombia     Cititrust  Colombia  S.A.  Sociedad  Fiduciaria


Costa  Rica     Banco  BCT  S.A.


Croatia     Privredna  Banka  Zagreb  d.d


Cyprus     The  Cyprus  Popular  Bank  Ltd.


Czech  Republic      eskoslovensk  Obchodn
     Banka,  A.S.


Denmark     Den  Danske  Bank


Ecuador     Citibank,  N.A.


Egypt     Egyptian  British  Bank  S.A.E.
     (as  delegate  of  The  Hongkong
     and  Shanghai  Banking  Corporation
     Limited)


Estonia     Hansabank


Finland     Merita  Bank  Plc.


France     BNP  Paribas,  S.A.


Germany     Dresdner  Bank  AG


Ghana     Barclays  Bank  of  Ghana  Limited


Greece     National  Bank  of  Greece  S.A.
Hong  Kong     Standard  Chartered  Bank


Hungary     Citibank  Rt.


Iceland     Icebank  Ltd.


India     Deutsche  Bank  AG

     The  Hongkong  and  Shanghai
     Banking  Corporation  Limited


Indonesia     Standard  Chartered  Bank


Ireland     Bank  of  Ireland


Israel     Bank  Hapoalim  B.M.


Italy     BNP  Paribas,  Italian  Branch


Ivory  Coast     Soci  t  G  n  rale  de  Banques
     en  C  te  d'Ivoire


Jamaica     Scotiabank  Jamaica  Trust  and  Merchant
     Bank  Ltd.


Japan     The  Fuji  Bank,  Limited

     The  Sumitomo  Bank,  Limited


Jordan     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)

Kazakhstan     HSBC  Bank  Kazakhstan


Kenya     Barclays  Bank  of  Kenya  Limited


Republic  of  Korea     The  Hongkong  and  Shanghai  Banking
     Corporation  Limited


Latvia     A/s  Hansabanka


Lebanon     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)


Lithuania     Vilniaus  Bankas  AB


Malaysia     Standard  Chartered  Bank  Malaysia  Berhad


Mauritius     The  Hongkong  and  Shanghai
     Banking  Corporation  Limited


Mexico     Citibank  Mexico,  S.A.


Morocco     Banque  Commerciale  du  Maroc


Namibia     Standard  Bank  Namibia  Limited     -


Netherlands     Fortis  Bank  (Nederland)  N.V.


New  Zealand     ANZ  Banking  Group  (New  Zealand)  Limited


Nigeria     Stanbic  Merchant  Bank  Nigeria  Limited
Norway     Christiania  Bank  og  Kreditkasse  ASA


Oman     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)


Pakistan     Deutsche  Bank  AG


Palestine     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)
Panama     BankBoston,  N.A.


Peru     Citibank,  N.A.


Philippines     Standard  Chartered  Bank


Poland     Citibank  (Poland)  S.A.


Portugal     Banco  Comercial  Portugu  s


Qatar     HSBC  Bank  Middle  East
     (as  delegate  of  The  Hongkong  and
     Shanghai  Banking  Corporation  Limited)

Romania     ING  Bank  N.V.


Russia     Credit  Suisse  First  Boston  AO  -  Moscow
     (as  delegate  of  Credit  Suisse
     First  Boston  -  Zurich)


Singapore     The  Development  Bank  of  Singapore  Limited


Slovak  Republic      eskoslovensk  Obchodn  Banka,  A.S.
Slovenia     Bank  Austria  Creditanstalt  d.d.  -  Ljubljana


South  Africa     Standard  Bank  of  South  Africa  Limited


Spain     Banco  Santander  Central  Hispano  S.A.


Sri  Lanka     The  Hongkong  and  Shanghai
     Banking  Corporation  Limited


Swaziland     Standard  Bank  Swaziland  Limited


Sweden     Skandinaviska  Enskilda  Banken


Switzerland     UBS  AG


Taiwan  -  R.O.C.     Central  Trust  of  China


Thailand     Standard  Chartered  Bank


Trinidad  &  Tobago     Republic  Bank  Limited


Tunisia     Banque  Internationale  Arabe  de  Tunisie


Turkey     Citibank,  N.A.


Ukraine     ING  Bank  Ukraine


United  Kingdom     State  Street  Bank  and  Trust  Company,
     London  Branch


Uruguay     BankBoston,  N.A.


Venezuela     Citibank,  N.A.


Vietnam     The  Hongkong  and  Shanghai
     Banking  Corporation  Limited


Zambia     Barclays  Bank  of  Zambia  Limited


Zimbabwe     Barclays  Bank  of  Zimbabwe  Limited

     STATE  STREET                    SCHEDULE  B
     GLOBAL  CUSTODY  NETWORK
     DEPOSITORIES  OPERATING  IN  NETWORK  MARKETS



              Country          Depositories

vii

10/12/00

Argentina          Caja  de  Valores  S.A.


Australia          Austraclear  Limited

          Reserve  Bank  Information  and
          Transfer  System


Austria          Oesterreichische  Kontrollbank  AG
          (Wertpapiersammelbank  Division)


Belgium          Caisse  Interprofessionnelle  de  D  p  ts  et
          de  Virements  de  Titres,  S.A.

          Banque  Nationale  de  Belgique


Brazil          Companhia  Brasileira  de  Liquida  o  e  Cust  dia


Bulgaria          Central  Depository  AD

          Bulgarian  National  Bank


Canada          Canadian  Depository  for  Securities  Limited


Chile          Dep  sito  Central  de  Valores  S.A.


People's  Republic     Shanghai  Securities  Central  Clearing  &
of  China          Registration  Corporation

          Shenzhen  Securities  Central  Clearing  Co.,  Ltd.


Colombia          Dep  sito  Centralizado  de  Valores


Costa  Rica          Central  de  Valores  S.A.

Croatia          Ministry  of  Finance

          National  Bank  of  Croatia

          Sredi  nja  Depozitarna  Agencija  d.d.


Czech  Republic          Stredisko  cenn  ch  pap  ru

          Czech  National  Bank


Denmark          V  rdipapircentralen  (Danish  Securities  Center)


Egypt          Misr  for  Clearing,  Settlement,  and  Depository


Estonia          Eesti  V  rtpaberite  Keskdepositoorium


Finland          Finnish  Central  Securities  Depository


France          Soci  t  Interprofessionnelle  pour  la  Compensation
des  Valeurs  Mobili  res


Germany          Clearstream  Banking  AG,  Frankfurt


Greece          Bank  of  Greece,
          System  for  Monitoring  Transactions  in
          Securities  in  Book-Entry  Form

          Apothetirion  Titlon  AE  -  Central  Securities  Depository


Hong  Kong          Central  Clearing  and  Settlement  System

          Central  Moneymarkets  Unit


Hungary          K  zponti  Elsz  mol  h  z  s  rt  kt  r
          (Budapest)  Rt.  (KELER)

India          National  Securities  Depository  Limited

          Central  Depository  Services  India  Limited

          Reserve  Bank  of  India


Indonesia          Bank  Indonesia

          PT  Kustodian  Sentral  Efek  Indonesia


Ireland          Central  Bank  of  Ireland
          Securities  Settlement  Office


Israel          Tel  Aviv  Stock  Exchange  Clearing
          House  Ltd.  (TASE  Clearinghouse)


Italy          Monte  Titoli  S.p.A.

          Banca  d'Italia


Ivory  Coast          Depositaire  Central  -  Banque  de  R  glement


Jamaica          Jamaica  Central  Securities  Depository


Japan          Japan  Securities  Depository  Center  (JASDEC)
          Bank  of  Japan  Net  System


Kazakhstan          Central  Depository  of  Securities


Kenya          Central  Bank  of  Kenya


Republic  of  Korea     Korea  Securities  Depository


Latvia          Latvian  Central  Depository

Lebanon     Custodian  and  Clearing  Center  of
          Financial  Instruments  for  Lebanon
          and  the  Middle  East  (Midclear)  S.A.L.
          Banque  du  Liban


Lithuania          Central  Securities  Depository  of  Lithuania


Malaysia          Malaysian  Central  Depository  Sdn.  Bhd.

          Bank  Negara  Malaysia,
          Scripless  Securities  Trading  and  Safekeeping               System


Mauritius          Central  Depository  and  Settlement  Co.  Ltd.

          Bank  of  Mauritius


Mexico          S.D.  INDEVAL
          (Instituto  para  el  Dep  sito  de  Valores)


Morocco          Maroclear


Netherlands          Nederlands  Centraal  Instituut  voor
          Giraal  Effectenverkeer  B.V.  (NECIGEF)


New  Zealand          New  Zealand  Central  Securities
          Depository  Limited


Nigeria          Central  Securities  Clearing  System  Limited


Norway          Verdipapirsentralen  (Norwegian  Central
          Securities  Depository)


Oman          Muscat  Depository  &  Securities
          Registration  Company,  SAOC



Pakistan          Central  Depository  Company  of  Pakistan  Limited

          State  Bank  of  Pakistan


Palestine          Clearing  Depository  and  Settlement,  a  department
          of  the  Palestine  Stock  Exchange


Peru          Caja  de  Valores  y  Liquidaciones,  Instituci  n  de
          Compensaci  n  y  Liquidaci  n  de  Valores  S.A


Philippines          Philippine  Central  Depository,  Inc.

          Registry  of  Scripless  Securities
          (ROSS)  of  the  Bureau  of  Treasury


Poland          National  Depository  of  Securities
          (Krajowy  Depozyt  Papier  w  Wartos  ciowych  SA)

          Central  Treasury  Bills  Registrar


Portugal          Central  de  Valores  Mobili  rios


Qatar          Central  Clearing  and  Registration  (CCR),  a
          department  of  the  Doha  Securities  Market


Romania          National  Securities  Clearing,  Settlement  and
          Depository  Company

          Bucharest  Stock  Exchange  Registry  Division

          National  Bank  of  Romania


Singapore          Central  Depository  (Pte)  Limited

          Monetary  Authority  of  Singapore




Slovak  Republic          Stredisko  cenn  ch  papierov

          National  Bank  of  Slovakia


Slovenia          Klirinsko  Depotna  Druzba  d.d.


South  Africa          Central  Depository  Limited

          Share  Transactions  Totally  Electronic
          (STRATE)  Ltd.


Spain          Servicio  de  Compensaci  n  y
          Liquidaci  n  de  Valores,  S.A.

          Banco  de  Espa  a,  Central  de  Anotaciones  en  Cuenta


Sri  Lanka          Central  Depository  System  (Pvt)  Limited


Sweden          V  rdepapperscentralen  VPC  AB
          (Swedish  Central  Securities  Depository)


Switzerland          SegaIntersettle  AG  (SIS)


Taiwan  -  R.O.C.          Taiwan  Securities  Central  Depository  Co.,  Ltd.


Thailand          Thailand  Securities  Depository  Company  Limited


Tunisia          Soci  t  Tunisienne  Interprofessionelle  pour  la
          Compensation  et  de  D  p  ts  des  Valeurs  Mobili  res


Turkey          Takas  ve  Saklama  Bankasi  A.S.  (TAKASBANK)

          Central  Bank  of  Turkey


Ukraine          National  Bank  of  Ukraine

United  Kingdom          Central  Gilts  Office  and
          Central  Moneymarkets  Office


Venezuela          Banco  Central  de  Venezuela


Zambia          LuSE  Central  Shares  Depository  Limited

          Bank  of  Zambia


TRANSNATIONAL

Euroclear

Clearstream  Banking  AG


                                                  W:\17f-5\FCMFUNDS\F7Schedb.doc

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type  of  Information                         Brief  Description
---------------------------------                         ------------------
(Frequency)



The  Guide  to  Custody  in  World  Markets     An  overview  of safekeeping and
settlement  practices  and
(annually)     procedures  in  each  market in which State Street Bank and Trust
Company  offers  custodial  services.

Global Custody Network Review Information relating to the operating history and structure of
(annually) depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global  Legal  Survey     With respect to each market in which State Street Bank
and
(annually) Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian  Agreements     Copies  of  the subcustodian contracts State Street
Bank  and
(annually) Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network  Bulletins  (weekly):     Developments  of  interest to investors in the
markets  in which State Street Bank and Trust Company offers custodial services.

Foreign  Custody  Advisories  (as
necessary):     With  respect  to  markets  in which State Street Bank and Trust
Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

4

                                   E:\EDGARDOCS\WordDocs\Custodian Agreement.doc
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


     ADDENDUM to that certain Custodian Agreement dated as of December 1, 2000 (the "Custodian Agreement") between The Calvert Group Funds as listed on Exhibit A thereto( as such Appendix A may be amended from time to time) (the "Customer") and State Street Bank and Trust Company.

     State Street Bank and Trust Company, its subsidiaries and affiliates (collectively, "State Street") has developed and utilized proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The  Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

                               Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

                                      Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary  Information/Injunctive  Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited  Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized
Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian
Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer, for itself and its Authorized Designees, accepts the terms of this Addendum

                                    EXHIBIT A
                                       to
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


                                   IN~SIGHTSM
                           System Product Description

In~SightSM provides information delivery and on-line access to State Street. In~SightSM allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities
Lending, Performance & Analytics can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.

                               [GRAPHIC  OMITED]


                               FUNDS TRANSFER ADDENDUM


OPERATING  GUIDELINES


1. Obligation of the Sender: State Street is authorized to promptly debit Client's (as named below) account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. Security Procedure: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. Account Numbers: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. Rejection: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. Cancellation or Amendment: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act.
However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. Errors: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. Interest and Liability Limits: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8.     Automated  Clearing  House  ("ACH")  Credit Entries/Provisional Payments:
When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries.
Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. Confirmation Statements: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours notice which may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest , or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

Security  Procedure(s)  Selection  Form

Please select one or more of the funds transfer security procedures indicated below.

SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.
Selection of this security procedure would be most appropriate for existing SWIFT members.

Standing  Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

Remote  Batch  Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

Global  Horizon  Interchangesm  Funds  Transfer  Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

Telephone  Confirmation  (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

Repetitive  Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

Transfers  Initiated  by  Facsimile
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.


Automated  Clearing  House  (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

Global  Horizon  Interchange  Automated  Clearing  House  Service
Transactions  are  created  on  a  microcomputer,  assembled  into  batches  and
delivered  to  State Street via fully authenticated     electronic transmissions
in  standard  NACHA  formats.

Transmission  from  Client  PC to State Street Mainframe with Telephone Callback

Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

Transmission  from  DST  Systems  to  State  Street  Mainframe  with  Encryption

Magnetic  Tape  Delivered  to  State  Street  with  Telephone  Callback



State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery
methods  and  security procedure(s) will be effective                for payment
orders  initiated  by  our  organization.



Key  Contact  Information

Whom  shall  we  contact  to  implement  your  selection(s)?

Client  operations  contact                         Alternate  Contact


          Name                                   Name


          Address                                   Address


          City/State/Zip  Code                         City/State/Zip  Code


          Telephone  Number                         Telephone  Number


          Facsimile  Number                         Facsimile  Number


          SWIFT  Number


          Telex  Number

                               [GRAPHIC  OMITED]


                               FUNDS TRANSFER ADDENDUM


INSTRUCTION(S)

TELEPHONE  CONFIRMATION

Fund

Investment  Adviser

Authorized  Initiators
     Please  Type  or  Print

Please provide a listing of Fund officers or other individuals are currently authorized to initiate wire transfer instructions to State Street:

NAME                         TITLE  (Specify  whether  position     SPECIMEN
SIGNATURE
     is  with  Fund  or  Investment
     Adviser)












Authorized  Verifiers
     Please  Type  or  Print

Please provide a listing of Fund officers of other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME     CALLBACK  PHONE  NUMBER     DOLLAR  LIMITATION  (IF  ANY)